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                                                                    EXHIBIT 21.1

                        LEGEND MOBILE, INC. SUBSIDIARIES

       Company                                      Jurisdiction of Organization

Fragrancedirect.com, Inc.                                      Delaware

PTN Wireless, Inc.                                             Delaware